Calculation of Filing Fee Tables
S-4
Snowdrift Parent Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.00001 per share	Other	3,006,380	$ 6.907	$ 20,765,066.66	0.0001381	$ 2,867.66
Fees to be Paid	2	Equity	Common stock, par value $0.00001 per share, issuable upon exercise of options	Other	193,620	$ 21.98	$ 4,255,767.60	0.0001381	$ 587.72
Fees to be Paid	3	Equity	Common stock, par value $0.00001 per share	Other	6,800,000		$ 11,238,843.64	0.0001381	$ 1,552.08
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 36,259,677.90		$ 5,007.46
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,007.46
Offering Note
[1]	Relates to the shares of common stock of Snowdrift Parent Corporation, a Delaware corporation ("Chemomab Parent"), issuable to holders of ordinary shares of Chemomab Therapeutics Ltd., an Israeli company ("Chemomab Israel"), in connection with the merger of Chemomab Israel with and into Elderwood Ltd., an Israeli company and a wholly owned subsidiary of Chemomab Parent, with Chemomab Israel being the surviving entity and a wholly owned subsidiary of Chemomab Parent (the "Domestication Merger"). The number of shares of Chemomab Parent common stock to be registered is based on the estimated number of shares of Chemomab Parent common stock expected to be issued pursuant to the Domestication Merger. The proposed maximum offering price per unit is calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices for ordinary shares (as represented by ADSs, with each ADS representing 80 ordinary shares) of Chemomab Israel as reported on the Nasdaq Capital Market on September 21, 2026 ($2.57995 per ADS, or approximately $0.32249 per ordinary share) and adjusted for the conversion of Chemomab Israel ordinary shares into Chemomab Parent common stock in the Domestication Merger on an estimated one-for-0.0047 basis. In accordance with Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of Chemomab Parent common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

[2]	Represents options to purchase ordinary shares of Chemomab Israel, which will be converted to options to purchase shares of Chemomab Parent common stock on an estimated one-for-0.0047 basis in connection with the Domestication Merger. The proposed maximum offering price per unit is calculated pursuant to Rule 457(h) under the Securities Act and is based on upon the weighted average price per option to purchase ordinary shares of Chemomab Israel, after adjustment for the anticipated conversion of such options into options to purchase Chemomab Parent common stock on an estimated one-for-0.0047 basis. In accordance with Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of Chemomab Parent common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

[3]	Relates to the shares of common stock of Chemomab Parent issuable to holders of certain securities of Scipher Medicine Corporation, a Delaware corporation ("Scipher"), in connection with the merger of Snowdrift Sub Corp., a Delaware corporation and a wholly owned subsidiary of Chemomab Parent, with and into Scipher, with Scipher being the surviving entity and a wholly owned subsidiary of Chemomab Parent (the "Merger"). With respect to the shares of Chemomab Parent common stock to be issued pursuant to the Merger to holders of Scipher securities, the maximum aggregate offering price is calculated pursuant to Rule 457(f) under the Securities Act, based on an amount equal to: (a) one-third of the aggregate par value of the Scipher securities expected to be cancelled in the Merger, including securities issuable upon the exercise of options and warrants to purchase Scipher securities, and (b) one-third of the aggregate principal amount of Scipher convertible notes to be exchanged or cancelled in the Merger. Scipher is a private company, no market exists for its securities and Scipher has an accumulated capital deficit. In accordance with Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of Chemomab Parent common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date